Exhibit 10.4
EXECUTION COPY
DATED MAY 27, 2010
(1) ERESEARCHTECHNOLOGY, INC
as Chargor
(2) CITIZENS BANK OF PENNSYLVANIA
as Chargee

CHARGE OVER SHARES AND SECURITIES

160 Queen Victoria Street
London EC4V 4QQ, UK
Tel: +44 (0) 20 7184 7000
Fax: +44 (0) 20 7184 7001

1. DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS	2
2. COVENANT TO PAY	5
3. FIXED SECURITY	5
4. FURTHER ASSURANCE	5
5. REPRESENTATIONS AND WARRANTIES	6
6. UNDERTAKINGS	7
7. POWER TO REMEDY	10
8. RIGHTS OF THE CHARGEE	10
9. EXONERATION	10
10. APPOINTMENT OF RECEIVER OR ADMINISTRATOR	11
11. RECEIVER’S POWERS	11
12. PROTECTION OF PURCHASERS	12
13. POWER OF ATTORNEY AND DELEGATION	12
14. APPLICATION OF MONIES RECEIVED UNDER THIS DEED	13
15. RELEASE OF SECURITY	13
16. AMOUNTS PAYABLE	14
17. POWER OF SEVERANCE	15
18. NEW ACCOUNTS	15
19. MISCELLANEOUS	15
20. CALCULATIONS AND CERTIFICATES	17
21. NOTICES	17
22. GOVERNING LAW	17
23. ENFORCEMENT	17
SCHEDULE 1 SHARES	21
Execution Page	22

THIS DEED is dated May 27, 2010
BETWEEN:
(1)
ERESEARCHTECHNOLOGY, INC, a company incorporated in Delaware with registration number 22-3264604 whose registered office is at 1818 Market Street, Suite 1000, Philadelphia, PA 19103, U.S.A. (the “Chargor”); and

(2)	CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania State Chartered Savings Bank, whose registered office is at 3025 Chemical Road, Suite 300, Plymouth Meeting, PA 19462 U.S.A. (the “Chargee”).
IT IS AGREED as follows:
1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions
In this Deed the following terms shall have the following meanings:

Administrator	means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage the Chargor’s affairs, business and property.

Business Day	means a day other than a Saturday, Sunday or other day on which commercial banks in both London and Philadelphia, Pennsylvania are authorised or required by law to close.

Credit Agreement	means the credit agreement in relation to a $40,000,000 credit facility entered into on or about the date of this Deed between the Chargor as borrower and the Chargee as lender.

Enforcement Event	means an Event of Default under the Credit Agreement.

Financial Collateral	shall have the same meaning as in the Financial Collateral Regulations.

Financial Collateral Regulations	means the Financial Collateral Arrangements (No. 2) Regulations 2003 (S.I. 2003/3226).

Finance Documents	means the Credit Agreement, this Deed and any other document designated as a “Finance Document” by the Chargee and the Chargor.

LPA	means the Law of Property Act 1925.

Original Lender	means Citizens Bank of Pennsylvania in its capacity as the Lender under the Credit Agreement.

Receiver	means any person appointed by the Chargee to be a receiver or receiver and manager or administrative receiver or administrator of any property subject to the Security created by this Deed.

Related Securities Rights	means all allotments, rights and benefits (including all voting rights) at any time accruing, offered or arising in respect of or incidental to any Securities and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of Securities.

Secured Liabilities	means the Obligations (as defined in the Credit Agreement).

Secured Parties	means the Original Lender and any other Lender from time to time under the Credit Agreement.

Securities	means:

(a) the Shares; and

(b)  all other stocks, shares, bonds, notes, warrants, options, coupons or other securities of any kind whatsoever (including rights to acquire, subscribe for or convert any of the same) whether in bearer or registered form, and all other interests now or in the future, in any person and whether the same are held directly by or to the order of the Chargor or by any trustee, fiduciary, clearance system (including any depository for any clearance system and any other person whose business is or includes the provision of clearance services or the provision of security accounts or any nominees or depository for any such person), custody system, settlement system or custodian on behalf of the Chargor or whether the same have been delivered to or to the order of the Chargee or its nominee including all Related Securities Rights and all rights against any such trustee, fiduciary, clearance system or other person holding such to the order of the Chargor.

Security
means a fixed charge, legal or equitable, pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Financial Collateral Arrangement	shall have the same meaning as in the Financial Collateral Regulations.

Security Period	means the period from the date of this Deed until the date on which the Chargee is satisfied that all of the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

Shares	means the shares specified in Schedule 1 (Shares) as subject to charge under this Deed and all Related Securities Rights in respect thereof.
1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Deed to:
(a)	the singular includes the plural and vice versa;

(b)	the “Chargee” and the “Chargor” shall be construed so as to include their successors in title, permitted assigns and permitted transferees;
(c)	any enactment shall include reference to such enactment as re-enacted, amended or extended;
(d)	a Clause or a Schedule is a reference to a clause of or schedule to this Deed, and references to this Deed include its Schedules;
(e)	this Deed shall be construed as references also to any separate or independent stipulation or agreement contained in it;
(f)
this Deed, any other Finance Document or any other agreement shall be construed as a reference to this Deed or such other document or agreement as the same may have been modified, extended, restated, amended, varied, supplemented or novated from time to time in accordance with its terms (which, as the Chargor specifically agrees and acknowledges in relation to the Finance Documents may include, without limitation, (i) any increase or reduction in any amount made available under any of them and/or any alteration and/or addition to the purposes for which any such amount, or increased or reduced amount, may be used, (ii) any ancillary facilities provided in substitution for or in addition to the facilities originally made available under any of them, (iii) any rescheduling of the indebtedness incurred under any of them whether in isolation or in connection with any of the foregoing, and (iv) any combination of any of the foregoing);

(g)	any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset);
(h)
unless the context otherwise requires, a reference to a statute or provision of any kind or any provision thereof is to be construed as a reference to that statute or such provision thereof as it may be amended, modified, extended, consolidated, re-enacted or replaced from time to time and shall also include all bye-laws, instruments, orders and regulations for the time being made thereunder or otherwise deriving validity therefrom;

(i)
Unless the context requires otherwise, words and expressions defined or construed in the Credit Agreement and any other Finance Document and which are not defined or construed in this Deed shall bear the same meanings when used in this Deed;

(j)	the word “including” is without limitation; and

(k)	an Enforcement Event is “continuing” if it has not been waived.
1.2.2	Section, Clause and Schedule headings are for ease of reference only.

1.2.3
The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Third party rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.4	Declaration of trust

The Chargee hereby declares (and each Chargor hereby acknowledges) that the covenants of the Chargor contained in this Deed and the Security and other rights, title and interests constituted by this Deed and Securities paid to the Chargee or held by the Chargee pursuant to or in connection with this Deed are held by the Chargee as trustee for and on behalf of the Secured Parties on the basis of the duties, obligations and responsibilities set out in the Credit Agreement and the Chargee shall have coupled duties, obligations and responsibilities (including without limitation but only to the extent permitted by law, any duties, obligations or responsibilities provided for pursuant to the terms of the Trustee Act 2000 or otherwise).

1.5	Effect as a deed
This Deed is intended to take effect as a deed notwithstanding that the Chargee may have executed it under hand only.
2.	COVENANT TO PAY
Covenant to pay Secured Liabilities
The Chargor covenants with the Chargee that it shall on demand pay and discharge the Secured Liabilities to the Chargee when due in accordance with the terms of the Finance Documents.
3.	FIXED SECURITY
Creation of fixed security
The Chargor charges to the Chargee, by way of fixed charge with full title guarantee as a continuing security for the payment and discharge of the Secured Liabilities, all of its present and future rights to, and title and interest from time to time in the Securities.
4.	FURTHER ASSURANCE

4.1	General assurance
The Chargor shall immediately upon request by the Chargee execute (in such form as the Chargee may require) such documents (including assignments, transfers, charges, notices and instructions) in favour of the Chargee or its nominees and do all such assurances and things as the Chargee may require to:
(a)	perfect and/or protect (by registration or in any other way) the Security created or intended to be created by this Deed;
(b)	confer upon the Chargee Security over the Securities situated outside England and Wales equivalent or similar to the Security intended to be conferred by or pursuant to this Deed;

(c)	facilitate the realisation of all or any part of the Securities; and/or
(d)	exercise all powers, authorities and discretions conferred on the Chargee or any Receiver pursuant to this Deed or by law.
4.2	Further advances
This Deed secures advances already made and further advances to be made.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties
The Chargor represents and warrants in favour of the Chargee as follows:
(a)	that it is a corporation, duly incorporated validly existing under the laws of its jurisdiction and it has the power to own its assets and carry on its business as it is being conducted;
(b)
that all necessary authorisations and consents to enable or entitle it to enter into this Deed and create the Security hereby created or intended to be created have been obtained and these will remain in full force and effect during the existence of this Security;

(c)
that this Deed constitutes legal, valid, binding and enforceable obligations upon it and constitutes valid and effective Security over all and every part of its Securities in accordance with its terms and with the ranking and priority such Security is expressed to have;

(d)	that the entry into and performance by it of, and the transactions contemplated by, this Deed do not and shall not conflict with:
(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its Securities.
(e)
that it is the sole legal and beneficial owner with full title guarantee of all its Securities and that no Security affects it or any of the Securities except as permitted by the Chargee, and that the Securities are not subject to any lien, option to purchase, pre-emption or any similar right.

(f)
that there are no agreements or arrangements (including, but not limited to, any restrictions on transfer or rights of pre-emption) affecting the Securities in any way or which would or might in any way fetter or otherwise prejudice the rights of the Chargor or any mortgagee or chargee of the Securities.

(g)	that the Shares are duly authorised, validly issued and fully paid (or credited as fully paid up) and there are no monies or liabilities outstanding in respect of any of the Shares;
(h)
that, other than the Memorandum and Articles of Association or other constitutive documents of the Company and this Deed, no agreement exists between the Chargor and any other shareholder of the Company in respect of the share capital of the Company or their respective holdings in such share capital.

(i)
that the Chargor is not, whether under its registered name in its jurisdiction of incorporation or any other name, registered at the Companies Registry of England and Wales as an overseas company under Part 2 of the Overseas Companies Regulations 2009 (SI 2009/1801); that the Securities constitute 65% of the entire issued share capital of the Company.

5.2	Repetition

The representations and warranties set out in this Clause 5 (Representations and Warranties) are made on the date of this Deed and are (unless otherwise expressly stated) deemed to be repeated by the Chargor on each day from the date of this Deed until the end of the Security Period, with reference to the circumstances existing at the time they are repeated.
6.	UNDERTAKINGS

6.1	Restrictions on dealing with Securities
The Chargor shall not, without the prior written consent of the Chargee:
(a)	permit any person other than the Chargor, the Chargee or the Chargee’s nominee to be registered as holder of the Securities; or
(b)	except as otherwise permitted under the Finance Documents, create or attempt to create or permit to subsist any Security over or affecting any of the Securities; or
(c)	except as permitted under the Finance Documents, dispose (or attempt or agree to dispose) of the Securities or any part of them.
6.1.2	The Company
The Chargor shall procure that except with the prior written consent of the Chargee:
(a)
no change is made to the present authorised or issued share capital of the Company nor to the Memorandum and Articles of Association or other constitutive documents of the Company other than changes which do not affect the Security Interest created by this Deed or the Chargee’s ability to exercise its remedies hereunder; and

(b)
the Company shall not issue any shares, warrants, or other securities other than to the existing shareholders of the Company in proportion to their present shareholding in the Company, such securities issued to the Chargor to be held on the terms of this Deed as Securities.

6.1.3	Information
The Chargor shall provide a copy of any report, accounts circular or notice received in respect of or in connection with any of the Securities to the Chargee without delay upon receipt by the Chargor.
6.2	Preservation of Security
6.2.1 The Chargor undertakes to the Chargee that it shall:
(a)	not do or cause or permit to be done anything which could reasonably be expected to in any way reduce, jeopardise or otherwise prejudice the value to the Chargee of the Securities;
(b)
take all such action as may be available to it for the purpose of creating, perfecting or maintaining the Security created or intended to be created pursuant to this Deed including using all best endeavours to obtain any necessary consent (in form and content satisfactory to the Chargee), to enable the Securities to be charged or assigned pursuant to this Deed. Immediately upon obtaining any necessary consent the asset concerned shall become subject to the Security created by this Deed. The Chargor shall immediately deliver a copy of each consent to the Chargee; and
(c)
observe and perform in all respects all covenants, requirements and obligations from time to time imposed on, applicable to or otherwise affecting the Securities whether imposed by statute, law or regulation, contract, lease, licence, grant or otherwise, carry out all registrations or renewals and generally do all other acts and things (including the taking of legal proceedings), necessary or, in the opinion of the Chargee, desirable to maintain, defend or preserve its right, title and interest to and in the Securities without infringement by any third party.

6.3	Securities

6.3.1	The Chargor shall:
(a)
at the request of the Chargee on or after the date of this Deed or, where Securities are acquired by it after the date of this Deed, on or after the date of that acquisition, deliver to the Chargee, (or procure delivery to the Chargee) or as it directs, all original certificates and any other documents evidencing title to the Securities and transfers of the Securities executed in blank and shall promptly deliver to the Chargee (or procure delivery to the Chargee), or as it directs, any other documents relating to the Securities which the Chargee requires or deems necessary or desirable; and

(b)
unless it is permitted to retain such Related Securities Rights in accordance with the terms of this Deed, upon the accrual, offer or issue of any Related Securities Rights deriving from the Securities, deliver to the Chargee (or procure delivery to the Chargee) or as it directs, all such Related Securities Rights and the original certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of this Deed;

(c)
save with the prior written consent of the Chargee, not cause or permit any of the Securities to be consolidated, sub-divided or converted and shall take such action as the Chargee may direct in respect of any proposed compromise, arrangement, capital organisation, conversion, exchange, repayment or takeover offer affecting any of its Securities or any proposal to vary or abrogate any rights attaching to any of the Securities;

(d)
not without the prior written consent of the Chargee alter, amend or substitute any of the provisions of the constitutional documents of any person in which it holds Securities except to the extent permitted by the terms of the Finance Documents;

(e)
(at its own expense and cost) execute and deliver to the Chargee or as the Chargee directs such documents, transfers and powers of attorney, give such instructions and perform such other acts as the Chargee may reasonably require at any time to convert any Securities in certificated form into uncertificated form;

(f)
when requested by the Chargee, instruct any clearance system, settlement system, custodian or similar person to transfer any Securities then held by any such person for the account of the Chargor or its nominees to the account of the Chargee (or its nominee) with such clearance, settlement or other system, or otherwise to its order; and

(g)
duly and promptly pay all calls, instalments or other moneys which may from time to time become due in respect of any of its Securities, it being acknowledged by the Chargor that the Chargee shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other moneys.

6.3.2	Prior to the occurrence of an Enforcement Event which is continuing, the Chargor shall:
(a)	be entitled to receive all dividends, interest and other monies arising from the Securities; and
(b)
exercise all voting rights in respect of the Securities provided that the Chargor shall not exercise any voting rights in any manner which is for a purpose inconsistent with the terms of any Finance Document or which in the opinion of the Chargee may prejudice the value of, or the ability of the Chargee to realise, the Security created by this Deed over the Securities.

6.3.3
After the occurrence of an Enforcement Event which is continuing, the Chargee may in such manner and on such terms as it sees fit (in the name of the Chargor or otherwise and without the need for further consent from the Chargor):

(a)	exercise (or refrain from exercising) any voting rights in respect of the Securities; and/or
(b)	apply all dividends and other monies arising from the Securities in accordance with Clause 14 (Application of monies received under this Deed); and/or
(c)	without prejudice to any other provision of this Deed, transfer the Securities into the name of a nominee or transferee of the Chargee as the Chargee may require; and/or
(d)
exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the Securities (including any powers and rights to nominate or remove a director).

6.3.4	The Chargor shall promptly notify the Chargee of its acquisition of, or agreement to acquire, any Securities.
6.3.5	Exclusion of duties of Chargee
At any time when any Securities are registered in the name of the Chargee or its nominee, the Chargee will not be under any duty to ensure that any dividends, distributions or other monies payable in respect of those Securities are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Securities. The Chargor will make all payments which become due in respect of any Securities in which it has an interest and, without prejudice to the foregoing, will indemnify on demand the Chargee for any cost or expense incurred by the Chargee on making any payments (which it may make at its discretion) which become due in respect of any of the Securities.
6.4	Notices of charge and/or assignment

The Chargor shall at the request of the Chargee deliver to the Chargee or serve on any debtor or other person as required by the Chargee:
(a)
signed notices of assignment in respect of any of the Securities assigned pursuant to this Deed and shall use its best endeavours to procure that each notice is acknowledged by any debtor specified by the Chargee; and

(b)
signed notices of charge in respect of any of the Securities charged pursuant to this Deed and shall use its best endeavours to procure that each notice is acknowledged by any debtor specified by the Chargee.

7.	POWER TO REMEDY
If the Chargor defaults at any time in complying with any of its obligations contained in this Deed, the Chargee shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Chargor hereby irrevocably authorises the Chargee and its employees and agents by way of security to do all such things (including, without limitation, entering the Chargor’s property) necessary or desirable in the opinion of the Chargee in connection therewith. Any monies so expended by the Chargee shall be repayable by the Chargor to the Chargee on demand from the date of payment by the Chargee until such repayment, both before and after judgment. No exercise by the Chargee of its powers under this Clause shall make it liable to account as a mortgagee in possession.
8.	RIGHTS OF THE CHARGEE

8.1	Enforcement
At any time after the occurrence of an Enforcement Event which is continuing, the Security created pursuant to this Deed shall be immediately enforceable and the Chargee may in its absolute discretion and without notice to the Chargor or the prior authorisation of any court (unless required by law) enforce all or any part of the Security created by this Deed and take possession of or dispose of all or any of the Securities in each case at such times and upon such terms as it sees fit.
9.	EXONERATION

9.1	Exoneration
Neither the Chargee nor any Receiver shall, by reason of it or such Receiver entering into possession of the Securities, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable; but every Receiver duly appointed by the Chargee under the powers in that behalf in this Deed contained shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the LPA save to the extent that the provisions of that Act are varied by or are inconsistent with the provisions of this Deed when the provisions of this Deed shall prevail and every such Receiver and the Chargee shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.
9.2	Indemnity
The Chargee and every Receiver, attorney, delegate, manager, agent or other person appointed by the Chargee hereunder shall be entitled to be indemnified out of the Securities or any part of them in respect of all liabilities and expenses reasonably and properly incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Securities or any part of them. The Chargee and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received by it under the powers conferred by this Deed.
10.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

10.1	Appointment
At any time on or after an Enforcement Event has occurred which is continuing, or at the request of the Chargor or its directors, the Chargee may, without prior notice to the Chargor, in writing (under seal, by deed or otherwise under hand), appoint:
(a)	a Receiver in respect of the Securities or any of them and may similarly from time to time (to the extent it is lawfully able) remove any Receiver and appoint another in his place; or
(b)	if permitted to do so by the relevant provision, one or more persons to be an Administrator in accordance with paragraph 14 of Schedule B1 to the Insolvency Act 1986.
10.2	Multiple Receivers
Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Chargee may specify to the contrary in the appointment.
10.3	Receiver as agent
A Receiver shall be the agent of the Chargor which shall be solely responsible for his acts or defaults and for his remuneration (save for any acts or omissions caused by the Receiver’s gross negligence or wilful default). No Receiver shall at any time act as agent of the Chargee.
10.4	Receiver’s remuneration
A Receiver shall be entitled to remuneration for his services at a rate to be determined by the Chargee from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).
10.5	Actions of the Administrator
Save as provided for in statute or as otherwise agreed in writing by the Chargee, the Chargee shall not have any liability for the acts or omissions of an Administrator.
11.	RECEIVER’S POWERS

11.1	Powers
A Receiver shall have (and be entitled to exercise), in relation to the Securities over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):
(a)	all of the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986; and

(b)
the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including borrowing or raising money either unsecured or on the security of any Charged Asset of the Chargor, either in priority to this Security or otherwise, for whatsoever purpose; the bringing or defending of proceedings in the name of, or on behalf of, the Chargor; the collection and/or realisation of Securities in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the Chargor (whether under hand, or by way of deed or by utilisation of the company seal of the Chargor)).

11.2	Powers may be restricted
The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Chargee), appointing him but they shall not be restricted by any winding-up or dissolution of the Chargor.
12.	PROTECTION OF PURCHASERS

12.1	Absence of enquiry
No person or persons dealing with the Chargee or any Receiver shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed. All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the LPA shall apply to any person purchasing from or dealing with the Chargee or any such Receiver.
12.2	Receipt: conclusive discharge
The receipt of the Chargee or any Receiver shall be a conclusive discharge to any purchaser of the Securities.
13.	POWER OF ATTORNEY AND DELEGATION

13.1	Power of attorney: general
The Chargor hereby irrevocably and by way of security appoints the Chargee and any Receiver severally to be its attorney in its name and on its behalf and as its act and deed:
(a)
to execute and deliver any documents or instruments which the Chargee or such Receiver requires for perfecting the title of the Chargee to the Securities or for vesting the same in the Chargee, its nominee or any purchaser;

(b)	to sign, execute, seal and deliver any further security document which the Chargor is required to enter into pursuant to this Deed; and
(c)
otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Chargee or any Receiver under this Deed or which the Chargor is required to do pursuant to this Deed but has not done promptly following reasonable request by the Chargee or which may be deemed expedient by the Chargee or a Receiver in connection with any preservation, disposition, realisation or getting in by the

Chargee or such Receiver of the Securities or in connection with any other exercise of any other power under this Deed.
13.2	Power of attorney: ratification

The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 13 (Power of attorney and delegation) does in exercise of the powers granted by this Clause.

13.3	Power of attorney: general delegation
The Chargee and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney), on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.
14.	APPLICATION OF MONIES RECEIVED UNDER THIS DEED
Any monies received under the powers hereby conferred shall, subject to the repayment of any claims having priority to those secured by this Deed and to any applicable statutory requirement as to (i) the payment of preferential debts or (ii) the payment of unsecured creditors in accordance with Section 176A Insolvency Act 1986, be applied for the following purposes and in the following order of priority:
(a)
in satisfaction of all costs, charges and expenses and payments (including payments made in accordance with paragraphs (i), (ii) and (iii) of Section 109(8) of the LPA), made or incurred by the Chargee or the Receiver and of remuneration to the Receiver in such order as the Chargee shall in its absolute discretion decide;

(b)	in or towards satisfaction of the Secured Liabilities which shall be applied in such order as the Chargee shall in its absolute discretion decide; and
(c)	the surplus, if any, shall be paid to the Chargor or other person or persons entitled to it, provided that the Chargee may credit any monies received under this Deed to a suspense account for so long and in such manner as the Chargee may from time to time determine and the Receiver may retain the same for such period as he and the Chargee consider appropriate.
15.	RELEASE OF SECURITY

15.1	Release
The Chargee shall, at the request and cost of the Chargor, execute all such documents (in a form acceptable to the Chargee) and do all such deeds, acts and things as are reasonably necessary to release and/or reassign the Securities from the security created by or in accordance with this Deed once the Chargee has determined to its satisfaction that all of the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
15.2	Avoidance of payments
15.2.1	No amount paid, repaid or credited to the Chargee shall be deemed to have been irrevocably paid or discharged if the Chargee considers that the payment or credit of such amount is capable of being avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws.
15.2.2
If any amount paid, repaid or credited to the Chargee is avoided or reduced because of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between the Chargee and the Chargor shall be deemed not to have occurred and the Chargee shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

16.	AMOUNTS PAYABLE

16.1	No deduction
Unless the terms of any Finance Document otherwise require or permit, all payments to be made by the Chargor under this Deed shall be made without any set-off, counterclaim or equity and (subject to the following sentence), free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Chargor is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction), to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Chargee under this Deed, or if any such withholding or deduction is made in respect of any recovery under this Deed, the Chargor shall pay such additional amount so as to ensure that the net amount received by the Chargee shall equal the full amount due to it under the provisions of this Deed had no such withholding or deduction been made.
16.2	Currency of payment
The obligation of the Chargor under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by the Chargee of the full amount of the currency expressed to be payable under this Deed.
16.3	Currency indemnity
If any sum due from the Chargor under this Deed (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”), in which that Sum is payable into another currency (the “Second Currency”), for the purpose of:
(a)	making or filing a claim or proof against the Chargor;
(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

(c)	applying the Sum in satisfaction of any of the Secured Liabilities, the Chargor shall, as an independent obligation, within three Business Days of demand, indemnify the Chargee against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Chargee at the time of its receipt of that Sum.

16.4	The Chargor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
17.	POWER OF SEVERANCE
In the exercise of the powers conferred by this Deed, the Chargee or any Receiver may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed and the Chargee or any Receiver may apportion any rent or other amount without the consent of the Chargor.
18.	NEW ACCOUNTS
If the Chargee receives notice of any subsequent charge or other interest affecting any part of the Securities it may, without prejudice to its rights under this Deed, open a fresh account or accounts with the Chargor and continue any existing account in the name of the Chargor and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Chargor after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Liabilities. If the Chargee fails to open a fresh account it will be deemed to have done so with the effect that any monies received or realised after that time will not reduce the Secured Liabilities at the time when the Chargee received notice.
19.	MISCELLANEOUS

19.1	The Chargor
19.1.1
This Deed is binding on the successors and assigns of the Chargor. The covenants, agreements, obligations and liabilities of the Chargor contained in this Deed or implied on their part are joint and several and shall be construed accordingly.

19.2	Assignment and transfer
19.2.1	The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Deed.
19.2.2	The Chargee may at any time assign and transfer all or any of its rights in relation to this Deed to any person.
19.3	Financial Collateral
To the extent that any of the Securities constitute Financial Collateral the Chargor agrees that such Securities shall be held or designated so as to be under the control of the Chargee (or by a person acting on its behalf) for the purposes of the Financial Collateral Regulations. To the extent that any of the Securities constitute Financial Collateral and are subject to a Security Financial Collateral Arrangement created by or pursuant to this Deed, the Chargee shall have the right at any time after this Deed becomes enforceable, to appropriate all or any part of such Securities in or towards the payment or discharge of the Secured Liabilities. The value of any Securities appropriated in accordance with this Clause shall be the price of such Securities at the time the right of appropriation is exercised, as listed on any recognised market index, or as determined by such other method as the Chargee may select (acting reasonably). The Chargor agrees that the methods of valuation provided for in this Clause are commercially reasonable for the purposes of Regulation 18 of the Financial Collateral Regulations.

19.4	Effectiveness of Security
19.4.1	Neither the obligations of the Chargor under this Deed nor the Security created by this Deed will be affected by:
(a)	any time, waiver or consent granted to, or composition with, the Chargor or other person;
(b)	the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of any person;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or Security over the Securities or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor or any other person;
(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or Security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security;
(g)	the Chargor or other person being or becoming insolvent or subject to any insolvency proceedings or procedure; or
(h)	any other act, event or omission which but for this provision would or might impair, reduce, release or otherwise affect the obligations of, or any Security created by, the Chargor under this Deed.
19.5	Continuing Security
This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Liabilities.
19.6	Additional Security
This Deed shall be in addition to and not be affected by any other security or guarantee now or hereafter held by the Chargee for all or any part of the Secured Liabilities nor shall any such other security or guarantee of liability to the Chargee of or by any person not a party to this Deed be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other security or guarantee.
19.7	Variation of Security
This Deed shall not in any way be affected or prejudiced by the Chargee at any time dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any security or guarantee referred to in Clause 19.6 (Additional Security) or any rights which the Chargee may at any time have or giving time for payment or granting any indulgence or compounding with any person whatsoever.
19.8	Enforcement of other Security
The Chargee shall not be obliged to enforce any other Security it may hold for the Secured

Liabilities before enforcing any of its rights under this Deed.
19.9	Redemption of prior encumbrances
At any time on or after an Enforcement Event which is continuing, the Chargee may redeem or take a transfer of any prior Security over the Securities and may agree the accounts of holders of any prior Security. An agreed account shall be conclusive and binding on the Chargor. Any amount paid in connection with such redemption or transfer (including expenses), shall be paid on demand by the Chargor to the Chargee and until such payment shall form part of the Secured Liabilities.
20.	REMEDIES AND WAIVERS CUMULATIVE
Save as expressly provided in this Deed, no failure to exercise, nor delay in exercising, on the part of the Chargee, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies of the Chargee provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.
21.	PARTIAL INVALIDITY
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired.
22.	TAX

22.1	Stamp taxes
The Chargor covenants to pay to the Chargee immediately on demand a sum equal to any liability which the Chargee incurs in respect of stamp duty, registration fees and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Deed (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).
22.2	Value added tax
Where this Deed requires the Chargor to reimburse the Chargee for any costs or expenses the Chargor shall at the same time pay and indemnify the Chargee against all Value Added Tax (or any tax of a similar nature) incurred by the Chargee in respect of the costs and expenses to the extent that the Chargee determines that it is not entitled to credit or repayment of the Value Added Tax (or other tax of a similar nature).
23.	ENTIRE AGREEMENT
This Deed, together with the Credit Agreement and any other Finance Document constitutes the entire agreement among the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.
24.	SEVERABILITY
Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.
25.	COUNTERPARTS
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.
26.	COSTS AND EXPENSES
The Chargor shall on demand reimburse the Chargee or any Receiver (or other attorney, agent, manager or person appointed by the Chargee or a Receiver under this Deed) for:
(a)
all costs and expenses (including legal fees) reasonably and properly incurred by the Chargee (or other such person) in connection with the completion of the transactions contemplated by this Deed; and

(b)
all costs and expenses (including legal fees) incurred by the Chargee (or other such person) in connection with the exercise, preservation and/or enforcement or attempted enforcement of the Security created or contemplated by this Deed.

27.	CALCULATIONS AND CERTIFICATES

27.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Chargee in connection with this Deed are prima facie evidence of the matters to which they relate.
27.2	Certificates and determinations
Any certification or determination by the Chargee of a rate or amount under this Deed and in accordance with a Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
28.	NOTICES

28.1	Communications in writing
Any demand, notice or other communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter and shall be in English.
28.2	Address
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the Chargor and the Chargee for any communication or document to be made or delivered under or in connection with this Deed is as set out below or any substitute address or fax number or department or officer as each party may notify the other by not less than five Business Days’ notice.
28.3	Delivery
28.3.1	Any communication or document made or delivered to the Chargor under or in connection with the Deed will only be effective:
(a)	if by way of fax when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Address), if addressed to that department or officer.
28.3.2
Any communication or document to be made or delivered to the Chargee will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as the Chargee shall specify for this purpose).

28.3.3	The initial details for the purposes of this Clause 28 are:
(a) The Chargor:
eResearch Technology, Inc.

Address:	1818 Market Street, Suite 1000
Philadelphia, PA 19103

Fax No.	215-972-0414
(Marked for the attention of: Keith D Schneck, Chief Financial Officer)
With a copy to Duane Morris LLP

Address:	30 S. 17th Street
Philadelphia, PA 19103

Fax No.	215-689-4405
(Marked for the attention of: Thomas G. Spencer)
(b) The Chargee:
Citizens Bank of Pennsylvania

Address:	3025 Chemical Road, Suite 300
Plymouth Meeting, PA 19462

Fax No.	610-941-4185
(Marked for the attention of Dale R. Carr)
29.	GOVERNING LAW
This Deed is governed by English law.
30.	ENFORCEMENT AND JURISDICTION
30.1
The parties to this Deed irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising out of or in connection with this Deed.

30.2
This Clause 30 is for the benefit of the Chargee only. As a result, nothing in this Clause shall limit the right of the Chargee to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.
30.3	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Chargor:
(a)	irrevocably appoints eResearch Technology UK 1 Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and
(b)	agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.
IN WITNESS whereof this Deed has been duly executed and delivered as a Deed on the date first above written.

SCHEDULE 1
Shares

Number of shares or amount
Registered Issuer	Total Number of issued shares	of stock
eResearchTechnology UK 1 Limited (company number 07255547)	260 ordinary shares of £1 each	169 Ordinary shares of £1 each

Execution Page

The Chargor

SIGNED AND DELIVERED as a deed by
ERESEARCHTECHNOLOGY, INC.

acting by a director in the presence of:

/s/ Michael McKelvey
Director

/s/ Janice McKelvey
Witness
Name: Janice McKelvey

Address: 5512 Little Falls Road, Arlington, VA 22207

The Chargee

SIGNED AND DELIVERED as a deed by
CITIZENS BANK OF PENNSYLVANIA

acting by an authorised signatory in the presence of:

/s/ Dale Carr
Authorised signatory

/s/ Nicole Jackson
Witness
Name: Nicole Jackson

Address: 3025 Chemical Road, Plymouth Meeting, PA 19462